Exhibit 16
                   Letter on change in certifying accountant.



                           BDO Seidman, LLP Letterhead

                         1700 Market Street, 29th Floor
                          Philadelphia, PA 19103-3962
                             Telephone 215-636-5500
                                Fax 215-636-5501


September 22, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549




We have been furnished with a copy of the response to Item 4.01 of Form 8-KA-1 for the event that occurred on September 18, 2006 to be filed by Hemispherx Biopharma, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP